Exhibit 99.1

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS OF

CORNERSTONE FINANCIAL SERVICES, INC.

ON DECEMBER 4, 2019

Know all men by these presents that the undersigned shareholder(s) does hereby nominate, constitute and appoint Lorraine L. Brisell and Pamela R. Stinespring, or either one of them, with full power to act alone as the true and lawful attorney for the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to vote all the common stock of Cornerstone Financial Services, Inc., standing in the undersigned’s name on its books on October 23, 2019, at the special meeting of shareholders to be held on December 4, 2019 at 1:00 p.m. (local) time, at the Board Room of Cornerstone Bank, located at 251 Main Street, West Union, West Virginia 26456, or any adjournments, thereof with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies, as follows:

1.

Proposal to approve the Agreement and Plan of Merger, dated as of September 17, 2019 (the “Merger Agreement”), by and between Summit Financial Group, Inc. (“Summit”), a West Virginia corporation, and Cornerstone Financial Services, Inc. (“Cornerstone”), which provides for, among other things, the merger of Cornerstone into CFS Merger Sub LLC, a wholly-owned subsidiary of Summit’s wholly-owned subsidiary, Summit Community Bank, Inc.

( ) FOR	( ) AGAINST	( ) ABSTAIN

2.

Proposal to approve the adjournment of the Cornerstone special meeting, on one or more occasions, if necessary or appropriate, to solicit additional proxies in favor of approval of the Merger Agreement.

( ) FOR	( ) AGAINST	( ) ABSTAIN

This Proxy, which is solicited on behalf of the Board of Directors, if signed and returned, will be voted in favor of each of the proposals, unless a contrary direction is indicated, in which case it will be voted as directed.

The Board of Directors recommends a vote FOR Proposals 1 and 2. This proxy confers authority to vote “FOR” proposals 1 and 2 unless otherwise indicated.

NOTE: Please date this Proxy and sign exactly as name appears hereon and return promptly. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation or other legal entity, please sign full corporate or legal name by authorized officer. If shares are held jointly, each joint owner must sign. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors. This proxy may be revoked at any time prior to its exercise.

Signature

Date

Signature

Date

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.